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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 16, 2005

                         SYNOVA HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                   000-51492               91-1951171
 (State or other jurisdiction       (Commission            (IRS Employer
       of incorporation)            File Number)         Identification No.)


              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 565-7080

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 16, 2005, Synova Healthcare Group, Inc. (the "Company") entered into an employment agreement with Ronald Spangler, Ph.D., under which Mr. Spangler will serve as the Company's Chief Scientific Officer, effective on January 3, 2006. The employment agreement provides that Mr. Spangler's base salary will be $150,000 per year. Under the employment agreement, the Company will grant Mr. Spangler an option to purchase 300,000 shares of common stock of the Company at fair market value, expiring on January 3, 2016. The stock option grant will vest in scheduled increments of 50,000 shares, 70,000 shares, 80,000 shares and 100,000 shares, respectively, after each of Mr. Spangler's first four six-month terms of employment. In addition, under the employment agreement, Mr. Spangler is entitled to vacation, health insurance and other benefits consistent with those granted to other Company employees.

         If the Company terminates Mr. Spangler's employment without cause, Mr. Spangler will receive a severance payment equal to one year's salary minus the value of any vested stock options which were granted at the inception of his employment; provided that, if the value of the vested stock options exceed the value of one year's salary, Mr. Spangler will not be entitled to any severance payment.

         As a condition to employment, the employment agreement requires Mr. Spangler to execute a Non-disclosure, Non-solicitation and Non-competition Agreement.

         The agreement is not for a specified term and may be terminated at any time by the Company or Mr. Spangler.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                SYNOVA HEALTHCARE GROUP, INC.



Date: December 22, 2005         By: /s/ David Harrison
                                   --------------------------------
                                    Name: David Harrison
                                    Title: President and Chief Operating Officer